Exhibit 32.1


                  Certification of Chief Executive and Financial Officer of
                    Monument Resources, Inc. Pursuant to 18 U.S.C. 1350


     I, A.G. Foust, certify that:

     In connection with the Quarterly Report on Form 10-QSB of Monument Resources, Inc. (the "Company") for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, A.G. Foust, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                                   By:  /s/ A.G. Foust
                                                        ---------------------
                                                   Name:  A.G. Foust
                                                   Title: Chief Executive and
                                                          Financial Officer
                                                   Date:  February 9, 2006